 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
 Date of Report (Date of earliest event reported): August 20, 2024

WHEELS UP EXPERIENCE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39541	98-1617611
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2135 American Way
Chamblee, Georgia	30341
(Address of principal executive offices)	(Zip Code)
(212) 257-5252
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	UP	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of Todd Smith as Chief Financial Officer
(b)    On August 20, 2024 (the “Notice Date”), Todd Smith, the Chief Financial Officer of Wheels Up Partners LLC, a Delaware limited liability company (“WUP LLC”) and an indirect subsidiary of Wheels Up Experience Inc. (the “Company”), and principal financial and accounting officer of the Company, notified the Company of his intention to resign from employment with the Company and its subsidiaries, to become effective on September 6, 2024 (the “Departure Date”), in order to pursue a new opportunity. Mr. Smith’s decision to resign was not due to any disagreement with the Company or its subsidiaries on any matter relating to its operations, policies or practices. All outstanding equity incentive awards granted to Mr. Smith that will not vest on or prior to the Departure Date, including any awards made pursuant to the Performance Award Agreement, dated March 3, 2024, by and between the Company and Mr. Smith, will be forfeited. The Company has launched a search to identify a permanent replacement for Mr. Smith.
Appointment of Eric Cabezas as Interim Chief Financial Officer
(c)(e)    On the Notice Date, the Company’s Board of Directors (the “Board”) appointed Eric Cabezas, age 39, to serve as Interim Chief Financial Officer and principal financial officer of the Company, to become effective on the Departure Date. Mr. Cabezas has served as the Company’s Senior Vice President of Finance since February 2019, and previously served as the Company’s Interim Chief Financial Officer from May to June 2022. As Senior Vice President of Finance, Mr. Cabezas oversees the strategic finance and financial planning and analysis functions, and continues to play an integral role in the Company’s corporate development and investor relations functions. From 2017 to 2019, Mr. Cabezas served as Director of Finance at Zeta Global, where he oversaw corporate and commercial finance. Mr. Cabezas holds a Bachelor of Science degree from Boston College and an MBA from Columbia Business School.
During the period for which Mr. Cabezas will serve as the Company’s Interim Chief Financial Officer (the “Appointment Period”), he will be paid a base salary of $450,000 per year, be eligible to receive an annual incentive bonus with a target amount equal to 100% of his annual base salary during the Appointment Period (the achievement of which will be based upon the Company’s performance against certain targets identified by the Compensation Committee of the Board and his individual performance toward key performance indicators and other factors), and be entitled to participate at the Executive Vice President level under the Company’s Executive Severance Guidelines.
There are: no family relationships between Mr. Cabezas and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company; except as described above, no arrangements or understandings between Mr. Cabezas and any other person pursuant to which he was appointed as Interim Chief Financial Officer and principal financial officer of the Company; and no transactions between Mr. Cabezas and the Company that would require disclosure under Item 404(a) of Regulation S-K.
Appointment of Alexander Chatkewitz as Principal Accounting Officer
(c)    On the Notice Date, the Board appointed Alexander Chatkewitz, age 60, to serve as principal accounting officer of the Company, to become effective on the Departure Date. Mr. Chatkewitz has served as the Company’s Chief Accounting Officer since March 2024. Prior to joining the Company, he served as Senior Vice President, Finance & Controller for Centric Brands LLC (“Centric Brands”) from May 2022 to November 2023, and prior to joining Centric Brands, served as Vice President, Controller & Chief Accounting Officer for JetBlue Airways Corporation (“JetBlue”) from December 2014 to May 2022. He served in various high-level accounting, financial reporting and controllership positions with Marsh McLennan Companies, Altria Group, Inc. and Phillip Morris International Inc. prior to joining JetBlue. Mr. Chatkewitz holds a Bachelor of Science in Business Administration degree in Accounting from Bucknell University, and is a Certified Public Accountant.
There are: no family relationships between Mr. Chatkewitz and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company; no arrangements or understandings between Mr. Chatkewitz and any other person pursuant to which he was appointed as principal accounting officer of the Company, other than the terms of his offer letter with WUP LLC; and no transactions between Mr. Chatkewitz and the Company that would require disclosure under Item 404(a) of Regulation S-K. Mr. Chatkewitz did not enter into any plan, contract or arrangement or receive any grant or award in connection with his appointment as principal accounting officer of the Company. His at-will employment with the Company will continue to be governed by the terms of his offer letter with WUP LLC.
Departure of Laura Heltebran as Chief Legal Officer and Secretary
(b)(e)    On the Notice Date, Laura Heltebran, the Chief Legal Officer and Secretary of the Company and WUP LLC, notified the Company of her intention to resign from employment with the Company and its subsidiaries, to become effective on the Departure Date, in order to pursue other opportunities.
In recognition of Ms. Heltebran’s long-term contributions to the Company, on the Notice Date, WUP LLC and Ms. Heltebran entered into a Separation and Release Agreement (the “Separation Agreement”), which includes a general release of claims by Ms. Heltebran in favor of the Company, subject to a customary consideration period and seven-day revocation period that expires on August 27, 2024 (the “Revocation Period”). Pursuant to the Separation Agreement, Ms. Heltebran will: (i) receive a lump sum of $510,000, less applicable withholdings, representing 12 months of Ms. Heltebran’s base salary and payable on WUP LLC’s first regularly scheduled payroll date that is at least 14 business days after the end of the Revocation Period; (ii) be eligible to receive an annual bonus with a target of 100% of her annual base salary credited for a full year of service during fiscal year 2024, subject to the application of bonus plan performance metrics approved by the Board, to be paid in a lump sum at the same time and in the same manner as regular annual bonuses are distributed to other similarly situated senior executives of WUP LLC; (iii) receive an $8,500 reimbursement as an additional lump sum; (iv) receive 10 hours of flight time on the Company’s King Air 350i aircraft that would have otherwise been awarded to Ms. Heltebran had she remained employed with the Company through the end of 2024; and (v) be eligible for reimbursement for applicable premiums under WUP LLC’s group health insurance plans at the coverage levels in effect on the Departure Date for one year after October 1, 2024, to the extent she elects to participate in continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (COBRA). In addition, any stock options and restricted stock units held by Ms. Heltebran as of the Departure Date that would have otherwise vested in accordance with its terms, absent Ms. Heltebran’s separation of employment, during the 12-month period immediately following the Departure Date will become vested and exercisable as of the Departure Date.
The preceding description of the Separation Agreement is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by reference to the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.
Item 7.01    Regulation FD Disclosure.
Appointment of Matthew Knopf as Chief Legal Officer and Secretary
On the Notice Date, the Board appointed Matthew Knopf to serve as Chief Legal Officer and Secretary of the Company and WUP LLC, to become effective on September 9, 2024. Mr. Knopf will join the Company from Delta Air Lines, Inc. (“Delta”), where he has served as Senior Vice President and Deputy General Counsel since December 2015. At Delta, he leads the Corporate Transactions, Aircraft Transactions & Finance, SEC & Corporate Governance and Corporate Real Estate legal teams. Prior to joining Delta, he was a corporate partner in the Minneapolis office of Dorsey & Whitney LLP, where he led the firm-wide mergers and acquisitions practice. Mr. Knopf holds a Bachelor of Arts degree from Stony Brook University and a Juris Doctorate from the University of Chicago School of Law.
There are: no family relationships between Mr. Knopf and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company; no arrangements or understandings between Mr. Knopf and any other person pursuant to which he was appointed as Chief Legal Officer and Secretary of the Company, other than the terms of his offer letter with WUP LLC; and no transactions between Mr. Knopf and the Company that would require disclosure under Item 404(a) of Regulation S-K. Descriptions of certain relationships and transactions between the Company and Delta are included in: (i) the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 24, 2024 in the subsection titled “Related Person Transactions with Holders of More than 5% of Our Voting Stock” under the section titled “Certain Relationships and Related Person Transactions” beginning on page 47; and (ii) Item 1.01 of the Company’s Current Report on Form 8-K filed with the SEC on June 17, 2024, each of which is incorporated by reference into this Item 7.01.
Press Release
On August 21, 2024, the Company issued a press release regarding the executive transitions described in Items 5.02 and 7.01 of this Current Report, a copy of which is furnished as Exhibit 99.1 and incorporated by reference herein.
The information in Item 7.01 of this Current Report and Exhibit 99.1 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.
Cautionary Note Regarding Forward-Looking Statements
This Current Report and Exhibit 99.1 furnished herewith contain certain “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to known and unknown risks, uncertainties, assumptions, and other important factors, many of which are outside of the control of the Company. These forward-looking statements include, but are not limited to, statements regarding the expected impact and timing of certain personnel transitions. The words “anticipate,” “continue,” “could,” “expect,” “plan,” “potential,” “should,” “would,” “pursue” and similar expressions, may identify forward-looking statements, but the absence of these words does not mean that statement is not forward-looking. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 7, 2024 and the Company’s other filings with the SEC from time to time. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Except as required by law, the Company does not intend to update any of these forward-looking statements after the date of this Current Report.
Item 9.01     Financial Statements and Exhibits.
 (d)    Exhibits.

Exhibit Number	Description
10.1*†+	Separation and Release Agreement, dated August 20, 2024, by and between Laura Heltebran and Wheels Up Partners LLC
99.1**	Press Release, dated August 21, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*    Filed herewith.
**    Furnished herewith.
†    Identifies each management contract or compensatory plan or arrangement.
+    Certain portions of this exhibit (indicated by “[***]”) have been omitted pursuant to Item (601)(b)(10) of Regulation S-K. In addition, schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the U.S. Securities and Exchange Commission or its staff upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHEELS UP EXPERIENCE INC.

Date: August 21, 2024	By:	/s/ George Mattson
		Name:	George Mattson
		Title:	Chief Executive Officer